Exhibit 99.1

Adtalem Global Education Announces Fourth Quarter and Full Year Fiscal 2018 Results

CHICAGO--(BUSINESS WIRE)--August 16, 2018--Adtalem Global Education (NYSE: ATGE), a leading global education provider, today reported academic, operating and financial results for its fiscal 2018 fourth quarter and year ended June 30, 2018.

“Fiscal year 2018 was a transformative year for Adtalem and we enter fiscal 2019 focused on our core verticals, committed to empowering our students and the communities they serve and delivering superior academic outcomes,” said Lisa Wardell, president and CEO of Adtalem Global Education. “We continue to streamline and strategically align our portfolio to deliver consistent growth in areas of competitive differentiation for Adtalem, while driving further operating efficiencies across our organization, and balancing our capital allocation by investing in our institutions and providing direct returns to our owners.”

Selected financial data for the three months ended June 30, 2018:

  Revenue of $319.8 million increased 1.5 percent compared to the prior year
  Net income was $62.8 million compared to $42.9 million in the prior year; net income from continuing operations excluding special items was $53.0 million compared to $48.1 million in the prior year
  Diluted earnings per share was $1.02 compared to $0.67 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.86 compared to $0.75 in the prior year
  Approximately 531,000 shares of common stock were repurchased during the fourth quarter of fiscal 2018 at an average purchase price of $47.87 for a total of $25.4 million

Selected financial data for the twelve months ended June 30, 2018:

  Revenue of $1,231.2 million increased 1.9 percent compared to the prior year
  Net income was $33.8 million compared to $122.3 million in the prior year; net income from continuing operations excluding special items was $172.9 million compared to $160.4 million in the prior year
  Diluted earnings per share was $0.54 compared to $1.91 in the prior year; diluted earnings per share from continuing operations excluding special items was $2.78 compared to $2.51 in the prior year
  Operating cash flow for fiscal year 2018 was $239.2 million compared to $230.9 million in the prior year
  Cash and cash equivalents were $430.7 million as of June 30, 2018, compared to $240.4 million as of June 30, 2017. Outstanding bank borrowings were $300.0 million and $125.0 million as of June 30, 2018 and June 30, 2017, respectively

The fiscal 2018 fourth quarter results contained total pre-tax restructuring charges of $1.9 million primarily related workforce reductions and real estate consolidation.

During the second quarter of fiscal 2018, Adtalem signed an agreement to transfer ownership of DeVry University to Cogswell Education LLC, which is anticipated to be completed in early fiscal year 2019. During the fourth quarter, Adtalem signed an agreement to transfer ownership of Carrington College to San Joaquin Valley College, Inc., which is anticipated to be completed in mid-year fiscal 2019. Both agreements are subject to certain terms and conditions, including regulatory and accreditor approval. As a result of these transactions, DeVry University and Carrington College have been classified as discontinued operations. Adtalem recorded an after-tax loss from discontinued operations of $34.6 million in the fourth quarter of fiscal year 2018.

Segment Highlights

Medical and Healthcare

Fourth quarter fiscal 2018 segment revenue increased 4.1 percent to $201.0 million compared to the prior year. Chamberlain revenue in the quarter increased 2.7 percent from the prior year to $115.4 million, with increases in new student enrollment of 3.1 percent and total student enrollment of 4.7 percent in the May 2018 session. For the July 2018 session, new student enrollment increased 1.0 percent and total student enrollment grew 4.6 percent compared to the same session last year. Revenue in the quarter for the medical and veterinary schools increased 6.0 percent from the prior year to $85.6 million, with increases in new student enrollment of 9.0 percent and total student enrollment of 1.2 percent in the May 2018 semester compared to the same term last year. Segment operating income in the fourth quarter increased 17.4 percent to $48.1 million compared to the prior year. Excluding special items, segment operating income in the fourth quarter increased 12.5 percent to $48.3 million compared to the prior year.

Additional highlights include the previously announced appointment and start in late August of a new president of Chamberlain University, Dr. Karen Cox, following the retirement of Dr. Susan Groenwald and the planned relocation of the Ross University School of Medicine (RUSM) campus to Barbados beginning with the January 2019 semester, pending final regulatory approval from the U.S. Department of Education.

Professional Education

Fourth quarter segment revenue increased 13.6 percent to $45.3 million compared to the prior year, with continued increases at the Association of Certified Anti-Money Laundering Specialists (ACAMS) and improved performance at Becker Professional Education supported by repositioning the organization and launching a refined product offering. Segment operating income in the fourth quarter increased 14.1 percent to $12.6 million compared to the prior year. Excluding special items, segment operating income in the fourth quarter increased 17.3 percent to $13.0 million compared to the prior year.

Technology and Business

Fourth quarter segment revenue decreased 10.3 percent to $74.3 million compared to the prior year. On a constant currency basis, revenue increased 0.9 percent. Segment operating income in the fourth quarter decreased 29.3 percent to $13.7 million compared to the prior year. Excluding special items, segment operating income in the fourth quarter decreased 23.0 percent to $14.9 million compared to the prior year.

Adtalem Outlook

Fiscal 2019 first quarter revenue is expected to increase approximately 1 percent compared to the prior year with growth primarily coming from the Medical and Healthcare segment. First quarter operating costs before special items are expected to be flat to up approximately 1 percent compared to the prior year.

Fiscal 2019 full year revenue is expected to increase 3 to 4 percent compared to the prior year driven by growth within the Medical and Healthcare and Professional Education segments. The effective income tax rate is expected to be in the 18 to 19 percent range. Earnings from continuing operations before special items are expected to be in line with the prior year. Full year capital spending is expected to be in the $70 to $75 million range, including approximately $25 to $30 million for the relocation of RUSM to Barbados. Adtalem’s outlook excludes potential charges related to restructuring plans and the pending ownership transfer of DeVry University and Carrington College.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2018 fourth quarter earnings on Thursday, August 16, at 4 p.m. CT (5 p.m. ET). The conference call will be led by Lisa Wardell, president and chief executive officer; and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international) and ask for the Adtalem call or use conference ID: 13682557. Adtalem will also broadcast the conference call on Adtalem's website at: http://www.investorcalendar.com/event/37094.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until September 16, 2018. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13682557. To access the webcast replay, please visit Adtalem's website at: http://www.investorcalendar.com/event/37094.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Carrington College, Chamberlain University, DeVry University and its Keller Graduate School of Management, EduPristine, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s expected future performance, including those statements concerning expectations or plans, constitute “forward-looking statements” within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “estimates,” “potential,” “continue,” “may,” “will,” “should,” “could,” or other words or phrases of similar import which predict or indicate future events or trends or that are not statements of historical matters. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, “Risk Factors,” in the most recent Annual Report on Form 10-K for the year ending June 30, 2017 filed with the Securities and Exchange Commission (SEC) on August 24, 2017 and its most recent Quarterly Report on Form 10-Q for the quarter ending March 31, 2018 and filed with the SEC on May 3, 2018. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Enrollment from Continuing Operations
	FY 2018	FY 2017	% Change
Adtalem Global Education Student Enrollments(1)
New students	3,022	2,955	+2.3%
Total students	112,270	114,482	-1.9%

Chamberlain University
May Session
New students	3,896	3,779	+3.1%
Total students	30,309	28,961	+4.7%
July Session
New students(2)	2,523	2,497	+1.0%
Total students	28,037	26,811	+4.6%
Medical and Veterinary
May Semester(3)
New students	499	458	+9.0%
Total students	5,556	5,491	+1.2%

Enrollment from Discontinued Operations

Carrington College	FY 2018	FY 2017	% Change
3 months ending June 30, 2018
New students(4)	2,029	1,384	+46.6%
Total students	5,540	5,362	+3.3%

DeVry University
Undergraduate – May Session
New students	2,701	2,406	+12.3%
Total students	17,885	20,691	-13.6%
Graduate – May Session
Coursetakers(5)	7,053	8,469	-16.7%
Undergraduate – July Session
New students	2,977	2,616	+13.8%
Total students	17,478	18,853	-7.3%
Graduate – July Session
Coursetakers(5)	6,449	7,442	-13.3%

1) Includes the most recently reported enrollments at Adtalem’s postsecondary institutions

2) Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May; Total students includes pre and post-licensure enrollment

3) Includes enrollments in its medical and veterinary preparatory programs

4) Fourth quarter 2018 results included an additional intake period over the prior year

5) The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,
	2018	2017
	(in thousands, except share and par value amounts)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$430,690	$240,426
Marketable Securities and Investments	4,255	4,013
Restricted Cash	310	1,312
Accounts Receivable, Net	146,726	148,677
Prepaid Expenses and Other Current Assets	58,887	36,513
Current Assets Held for Sale	47,132	40,266
Total Current Assets	688,000	471,207
Land, Building and Equipment:
Land	48,177	48,937
Building	389,129	407,624
Equipment	302,516	284,175
Construction in Progress	25,360	21,556
	765,182	762,292
Accumulated Depreciation	(376,528)	(336,027)
Land, Building and Equipment Held for Sale, Net	-	62,561
Land, Building and Equipment, Net	388,654	488,826
Noncurrent Assets:
Deferred Income Taxes	38,780	34,755
Intangible Assets, Net	362,931	391,958
Goodwill	813,887	829,086
Other Assets, Net	39,259	36,777
Noncurrent Assets Held for Sale	13,450	62,409
Total Noncurrent Assets	1,268,307	1,354,985
TOTAL ASSETS	$2,344,961	$2,315,018

LIABILITIES:
Current Liabilities:
Accounts Payable	$47,477	$43,083
Accrued Salaries, Wages and Benefits	71,289	76,906
Accrued Liabilities	80,803	90,061
Deferred Revenue	106,773	103,542
Current Portion of Long-Term Debt	3,000	-
Current Liabilities Held for Sale	56,439	63,735
Total Current Liabilities	365,781	377,327
Noncurrent Liabilities:
Long-Term Debt	290,073	125,000
Deferred Income Taxes	29,115	34,712
Other Liabilities	131,380	101,672
Noncurrent Liabilities Held for Sale	216	983
Total Noncurrent Liabilities	450,784	262,367
TOTAL LIABILITIES	816,565	639,694
NONCONTROLLING INTEREST	8,319	6,285
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized: 59,893,000 and 62,371,000
Shares Outstanding at June 30, 2018 and June 30, 2017, respectively	793	781
Additional Paid-in Capital	454,653	415,912
Retained Earnings	1,918,164	1,881,397
Accumulated Other Comprehensive Loss	(142,168)	(59,119)
Treasury Stock, at Cost, 19,390,000 and 15,691,000 Shares at June 30, 2018 and June 30, 2017,
respectively	(711,365)	(569,932)
TOTAL SHAREHOLDERS' EQUITY	1,520,077	1,669,039
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY	$2,344,961	$2,315,018

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
REVENUE:
Tuition	$277,816	$275,710	$1,070,721	$1,056,296
Other Educational	41,971	39,506	160,490	151,613
Total Revenue	319,787	315,216	1,231,211	1,207,909
OPERATING COST AND EXPENSE:
Cost of Educational Services	155,673	159,333	645,604	638,245
Student Services and Administrative Expense	97,064	95,857	373,064	369,043
Restructuring Expense	1,883	8,285	5,067	12,973
Regulatory Settlements	-	-	-	52,150
Total Operating Cost and Expense	254,620	263,475	1,023,735	1,072,411
Operating Income from Continuing Operations	65,167	51,741	207,476	135,498
INTEREST:
Interest Income	1,015	1,184	5,827	4,905
Interest Expense	(7,373)	(2,734)	(14,620)	(9,144)
Net Interest Expense	(6,358)	(1,550)	(8,793)	(4,239)
Income from Continuing Operations Before Income Taxes	58,809	50,191	198,683	131,259
Income Tax Benefit (Provision)	38,673	(6,100)	(84,102)	(9,594)
Equity Method Investment Loss	-	(694)	(138)	(694)
Income from Continuing Operations	97,482	43,397	114,443	120,971
DISCONTINUED OPERATIONS:
(Loss) Income from Discontinued Operations Before
Income Taxes	(52,882)	1,626	(124,162)	3,135
Income Tax Benefit (Provision)	18,275	(1,669)	44,016	(826)
(Loss) Income from Discontinued Operations	(34,607)	(43)	(80,146)	2,309
NET INCOME	62,875	43,354	34,297	123,280
Net Income Attributable to Noncontrolling Interest	(69)	(495)	(528)	(997)
NET INCOME ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$62,806	$42,859	$33,769	$122,283

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
Income from Continuing Operations	$97,413	$42,902	$113,915	$119,974
(Loss) Income from Discontinued Operations	(34,607)	(43)	(80,146)	2,309
NET INCOME ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$62,806	$42,859	$33,769	$122,283

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$1.60	$0.68	$1.85	$1.89
Discontinued Operations	$(0.57)	$(0.00)	$(1.30)	$0.04
Total	$1.03	$0.68	$0.55	$1.93
Diluted:
Continuing Operations	$1.58	$0.67	$1.83	$1.87
Discontinued Operations	$(0.56)	$(0.00)	$(1.29)	$0.04
Total	$1.02	$0.67	$0.54	$1.91

Cash Dividends Declared per Common Share	$-	$-	$-	$0.18

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended June 30,
	2018	2017
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$34,297	$123,280
Loss (Income) from Discontinued Operations	80,146	(2,309)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	14,499	16,600
Depreciation	43,286	45,805
Amortization of Intangible Assets	9,538	11,169
Amortization of Deferred Debt Issuance Costs	2,273	704
Impairment of Intangible Assets	400	-
Provision for Refunds and Uncollectible Accounts	33,801	34,529
Deferred Income Taxes	(10,595)	3,797
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	31,728	10,507
Changes in Assets and Liabilities:
Accounts Receivable	(43,294)	(57,356)
Prepaid Expenses and Other	16,793	(9,647)
Accounts Payable	9,964	3,846
Accrued Salaries, Wages, Benefits and Liabilities	(4,938)	9,500
Deferred Revenue	3,382	11,334
Net Cash Provided by Operating Activities-Continuing Operations	221,280	201,759
Net Cash Provided by Operating Activities-Discontinued Operations	17,909	29,161
NET CASH PROVIDED BY OPERATING ACTIVITIES	239,189	230,920
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(66,530)	(42,508)
Payment for Purchase of Businesses, Net of Cash Acquired	(4,041)	(330,567)
Payment for Investment in Business	(5,000)	-
Marketable Securities Purchased	(159)	(93)
Net Cash Used in Investing Activities-Continuing Operations	(75,730)	(373,168)
Net Cash Provided by (Used in) Investing Activities-Discontinued Operations	4,280	(6,486)
NET CASH USED IN INVESTING ACTIVITIES	(71,450)	(379,654)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	23,821	27,675
Employee Taxes Paid on Withholding Shares	(4,203)	(2,956)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	803	865
Repurchase of Common Stock for Treasury	(137,028)	(48,508)
Cash Dividends Paid	-	(11,414)
Payments of Seller Financed Obligations	(11,413)	(4,819)
Borrowings Under Credit Facility	578,000	527,000
Repayments Under Credit Facility	(403,000)	(402,000)
Payment of Debt Issuance Costs	(9,871)	-
Capital Investment from Noncontrolling Interest	95	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	37,204	85,843
Effects of Exchange Rate Differences	(11,634)	(1,360)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	193,309	(64,251)
Cash, Cash Equivalents and Restricted Cash at Beginning of Year	251,096	315,347
Cash, Cash Equivalents and Restricted Cash at End of Year	444,405	251,096
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Year	13,405	9,358
Cash, Cash Equivalents and Restricted Cash at End of Year	$431,000	$241,738

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,			Year Ended June 30,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
REVENUE:	(in thousands)
Medical and Healthcare	$201,025	$193,131	4.1%	$815,674	$802,462	1.6%
Professional Education	45,289	39,863	13.6%	147,195	131,769	11.7%
Technology and Business	74,332	82,903	(10.3)%	270,934	276,341	(2.0)%
Home Office and Other	(859)	(681)	(26.1)%	(2,592)	(2,663)	2.7%
Total Consolidated Revenue	319,787	315,216	1.5%	1,231,211	1,207,909	1.9%
OPERATING INCOME (LOSS):
Medical and Healthcare	48,089	40,973	17.4%	189,672	187,138	1.4%
Professional Education	12,613	11,057	14.1%	27,695	19,866	39.4%
Technology and Business	13,682	19,340	(29.3)%	29,431	36,204	(18.7)%
Home Office and Other	(9,217)	(19,629)	53.0%	(39,322)	(107,710)	63.5%
Total Consolidated Operating Income	$65,167	$51,741	25.9%	$207,476	$135,498	53.1%

NON-GAAP SEGMENT INFORMATION
(Unaudited)

During the three and twelve months ended June 30, 2018, Adtalem classified the operating results of DeVry University and Carrington College ("Carrington") as discontinued operations, and recorded special items related to the following: (i) Restructuring charges related to severance for workforce reductions and real estate consolidations at the medical and veterinary schools, which is part of the Medical and Healthcare segment, Becker Professional Education, which is part of the Professional Education segment and Adtalem's home office (not related to any segment) in order to align its cost structure with operating changes; (ii) Asset impairment charges at Adtalem Brazil related to the expected fiscal year 2019 dispositions of the São Luis and Joao Pessoa institutions (presented as restructuring expense), which is part of the Technology and Business segment; (iii) Income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017; and (iv) A tax benefit for the loss on Adtalem's investment in Carrington. During the three and twelve months ended June 30, 2017, Adtalem recorded special items related to the following: (i) Restructuring charges related to severance for workforce reductions and real estate consolidations at the administrative support operations of the medical and veterinary schools and Adtalem's home office in order to align its cost structure with enrollments; and (ii) Charges related to regulatory settlement agreements. In addition, in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University and Carrington are reclassified as discontinued operations for the three and twelve months ended June 30, 2017. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income and net income. Management believes that the non-GAAP disclosure of adjusted operating income, adjusted net income and adjusted earnings per share excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges, regulatory settlements and certain income tax charges and deductions. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands):
	Three Months Ended June 30,			Year Ended June 30,
	2018	2017	Increase (Decrease)	2018	2017	Increase (Decrease)
Medical and Healthcare Operating Income	$48,089	$40,973	17.4%	$189,672	$187,138	1.4%
Restructuring Expense	161	1,915	(91.6)%	803	2,582	(68.9)%
Medical and Healthcare Operating Income
Excluding Special Items	$48,250	$42,888	12.5%	$190,475	$189,720	0.4%

Professional Education Operating Income	$12,613	$11,057	14.1%	$27,695	$19,866	39.4%
Restructuring Expense	357	-	NM	357	-	NM
Professional Education Operating Income
Excluding Special Items	$12,970	$11,057	17.3%	$28,052	$19,866	41.2%

Technology and Business Operating Income	$13,682	$19,340	(29.3)%	$29,431	$36,204	(18.7)%
Restructuring Expense	1,216	-	NM	1,216	-	NM
Technology and Business Operating Income
Excluding Special Items	$14,898	$19,340	(23.0)%	$30,647	$36,204	(15.3)%

Home Office and Other Operating Loss	$(9,217)	$(19,629)	53.0%	$(39,322)	$(107,710)	63.5%
Restructuring Expense	149	6,370	(97.7)%	2,691	10,391	(74.1)%
Regulatory Settlement	-	-	NM	-	52,150	NM
Home Office and Other Operating Loss
Excluding Special Items	$(9,068)	$(13,259)	31.6%	$(36,631)	$(45,169)	18.9%

NON-GAAP EARNINGS DISCLOSURE
(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Net Income	$62,806	$42,859	$33,769	$122,283
Earnings per Share (diluted)	$1.02	$0.67	$0.54	$1.91
Continuing Operations:
Restructuring Expense	$1,883	$8,285	$5,067	$12,973
Effect on Earnings per Share (diluted)	$0.03	$0.13	$0.08	$0.20
Tax Cuts and Jobs Act of 2017	$2,682	$-	$103,878	$-
Effect on Earnings per Share (diluted)	$0.04	$-	$1.67	$-
Tax Benefit on Carrington Loss	$(48,903)	$-	$(48,903)	$-
Effect on Earnings per Share (diluted)	$(0.79)	$-	$(0.79)	$-
Regulatory Settlements	$-	$-	$-	$52,150
Effect on Earnings per Share (diluted)	$-	$-	$-	$0.81
Income Tax Impact on Non-GAAP Adjustments	$(84)	$(3,045)	$(1,083)	$(24,666)
Effect on Earnings per Share (diluted)	$0.00	$(0.05)	$(0.02)	$(0.39)
Discontinued Operations, net of tax	$34,607	$43	$80,146	$(2,309)
Effect on Earnings per Share (diluted)	$0.56	$0.00	$1.29	$(0.04)
Net Income from Continuing Operations Excluding Special
Items, net of tax	$52,991	$48,142	$172,874	$160,431
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax	$0.86	$0.75	$2.78	$2.51
Shares used in EPS calculation	61,659	64,034	62,280	64,019

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
	Healthcare	Education	Business	and Other	Consolidated
Revenue:
Fiscal Year 2017 as Reported	$193,131	$39,863	$82,903	$(681)	$315,216
Organic Growth (Decline)	7,894	4,580	(20)	(178)	12,276
Effect of Acquisitions	-	846	741	-	1,587
Effect of Currency Change	-	-	(9,292)	-	(9,292)
Fiscal Year 2018 as Reported	$201,025	$45,289	$74,332	$(859)	$319,787

Fiscal Year 2018 % Change:
Organic Growth (Decline)	4.1%	11.5%	(0.0%)	NM	3.9%
Effect of Acquisitions	-	2.1%	0.9%	NM	0.5%
Constant Currency Change	4.1%	13.6%	0.9%	NM	4.4%
Effect of Currency Change	-	-	(11.2%)	NM	(2.9%)
Fiscal Year 2018 % Change
as Reported	4.1%	13.6%	(10.3%)	NM	1.5%

	Year Ended June 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
Revenue:	Healthcare	Education	Business	and Other	Consolidated
Fiscal Year 2017 as Reported	$802,462	$131,769	$276,341	$(2,663)	$1,207,909
Organic Growth (Decline)	17,779	14,198	1,929	71	33,977
Effect of Acquisitions	-	1,228	1,734	-	2,962
Hurricane Impact	(4,567)	-	-	-	(4,567)
Effect of Currency Change	-	-	(9,070)	-	(9,070)
Fiscal Year 2018 as Reported	$815,674	$147,195	$270,934	$(2,592)	$1,231,211

Fiscal Year 2018 % Change:
Organic Growth (Decline)	2.2%	10.8%	0.7%	NM	2.8%
Effect of Acquisitions	-	0.9%	0.6%	NM	0.2%
Hurricane Impact	(0.6%)	-	-	NM	(0.4%)
Constant Currency Change	1.6%	11.7%	1.3%	NM	2.7%
Effect of Currency Change	-	-	(3.3%)	NM	(0.8%)
Fiscal Year 2018 % Change
as Reported	1.6%	11.7%	(2.0%)	NM	1.9%

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
Total Expenses:	Healthcare	Education	Business	and Other	Consolidated
Fiscal Year 2017 as Reported	$152,158	$28,806	$63,564	$18,947	$263,475
Cost Increase (Reduction)	2,533	1,535	2,459	(4,370)	2,157
Effect of Acquisitions	-	1,978	536	-	2,514
Restructuring Expense Change	(1,754)	357	1,216	(6,221)	(6,402)
Effect of Currency Change	-	-	(7,124)	-	(7,124)
Fiscal Year 2018 as Reported	$152,937	$32,676	$60,651	$8,356	$254,620

Fiscal Year 2018 % Change:
Cost Increase (Reduction)	1.7%	5.3%	3.9%	NM	0.8%
Effect of Acquisitions	-	6.9%	0.8%	NM	1.0%
Restructuring Expense Change	(1.2%)	1.2%	1.9%	NM	(2.4%)
Constant Currency Change	0.5%	13.4%	6.6%	NM	(0.7%)
Effect of Currency Change	-	-	(11.2%)	NM	(2.7%)
Fiscal Year 2018 % Change
as Reported	0.5%	13.4%	(4.6%)	NM	(3.4%)

	Year Ended June 30, 2018
	(in thousands)
	Medical and	Professional	Technology and	Home Office
Total Expenses:	Healthcare	Education	Business	and Other	Consolidated
Fiscal Year 2017 as Reported	$615,323	$111,903	$240,136	$105,049	$1,072,411
Cost Increase (Reduction)	(913)	4,586	5,645	(8,469)	849
Effect of Acquisitions	-	2,653	1,142	-	3,795
Hurricane Impact	13,372	-	-	-	13,372
Restructuring Expense Change	(1,779)	357	1,216	(7,700)	(7,906)
Regulatory Settlement Change	-	-	-	(52,150)	(52,150)
Effect of Currency Change	-	-	(6,636)	-	(6,636)
Fiscal Year 2018 as Reported	$626,003	$119,499	$241,503	$36,730	$1,023,735

Fiscal Year 2018 % Change:
Cost Increase (Reduction)	(0.1%)	4.1%	2.4%	NM	0.1%
Effect of Acquisitions	-	2.4%	0.5%	NM	0.4%
Hurricane Impact	2.2%	-	-	NM	1.2%
Restructuring Expense Change	(0.3%)	0.3%	0.5%	NM	(0.7%)
Regulatory Settlement Change	-	-	-	NM	(4.9%)
Constant Currency Change	1.7%	6.8%	3.3%	NM	(3.9%)
Effect of Currency Change	-	-	(2.8%)	NM	(0.6%)
Fiscal Year 2018 % Change
as Reported	1.7%	6.8%	0.6%	NM	(4.5%)

CONTACT:
Adtalem Global Education
Investor Contact:
Beth Coronelli, 630-353-9035
Beth.Coronelli@Adtalem.com
or
Media Contact:
Ernie Gibble, 630-353-9920
Ernie.Gibble@Adtalem.com